SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ENTEGRIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ENTEGRIS, INC.

3500 Lyman Boulevard

Chaska, Minnesota 55318

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2008

The 2008 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 3500 Lyman Boulevard, Chaska, Minnesota on Wednesday, May 7, 2008, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2009 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2008.

3.	To approve the Entegris, Inc. Amended and Restated Incentive Plan to add performance criteria and limitations for awards.

4.	To approve amendments to the Entegris, Inc. 2001 Equity Incentive Plan and the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan to add performance criteria and limitations for equity awards under those plans.

5.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 20, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 4, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD.

Section 162(m)	33
Amended and Restated EIP	33
Purpose and Eligibility	33
Administration	33
Determination of Award Criteria under the EIP	34
Payment of Awards under the EIP	34
Amendment and Termination	34
Provisions Added by the Amended and Restated EIP	34
Actual Awards under the EIP and the Amended and Restated EIP	35
Recommendation of the Board	35
PROPOSAL 4 – TO APPROVE AMENDMENTS TO THE ENTEGRIS 2001 EQUITY INCENTIVE PLAN AND THE ENTEGRIS 1999 LONG TERM INCENTIVE AND STOCK OPTION PLAN TO ADD PERFORMANCE CRITERIA AND LIMITATIONS FOR EQUITY AWARDS UNDER THE PLANS	36
General	36
Eligibility	36
Administration	36
Determination of Award Criteria under the Plans	37
Payment of Performance Share Awards	37
Amendment and Termination	37
Provisions Added by the Amendments to the Plans	37
Prior Share Authorizations and Outstanding Rights Granted under the Plans	38
Actual Awards under the Plans as Proposed to be Amended	38
Federal Income Tax Consequences	39
Recommendation of the Board	40
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	41
FORM 10-K ANNUAL REPORT	41
OTHER BUSINESS	42
Appendix A – Amended and Restated Entegris Incentive Plan	A-1
Appendix B – Amendment 2 to Entegris 2001 Equity Incentive Plan	B-1
Appendix C – Amendment 3 to Entegris 1999 Long Term Incentive and Stock Option Plan	C-1

ENTEGRIS, INC.

3500 Lyman Boulevard

Chaska, Minnesota 55318

Proxy Statement for the 2008 Annual Meeting of Stockholders

To Be Held on May 7, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2008 Annual Meeting of Stockholders to be held at the Company’s headquarters at 3500 Lyman Boulevard, Chaska, Minnesota on Wednesday, May 7, 2008, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s Fiscal Year 2007 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 4, 2008.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2008 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2008 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2008 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing a proxy on the Internet at the address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2008 Annual Meeting was the close of business on March 20, 2008 (the “Record Date”). On the Record Date, there were 114,443,559 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors and the vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors.

HISTORICAL NOTE

The Company is the surviving entity from an August 6, 2005 merger pursuant to which Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, were merged into the Company in a strategic merger of equals transaction. As used in this proxy statement, references to the “Merger” mean the above described merger of equals transaction and references to “Entegris Minnesota” and “Mykrolis” mean Entegris, Inc., a Minnesota corporation, and Mykrolis Corporation, a Delaware corporation, the constituent predecessor corporations to the Merger, respectively.

PROPOSAL 1: ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee*	Age	Principal Occupation	Director Since**
Gideon Argov	51	President & Chief Executive Officer, Entegris, Inc.	2004
Michael A. Bradley	59	Chief Executive Officer, Teradyne, Inc.	2001
Michael P.C. Carns	70	Independent Business Consultant	2001
Daniel W. Christman	64	Senior Vice President, International Affairs, U.S. Chamber of Commerce	2001
Gary F. Klingl	68	Management Consultant	2000
Roger D. McDaniel	69	Retired Executive	1999
Paul L.H. Olson	57	Executive Vice President, Bethel University	2003
Brian F. Sullivan	46	Chief Executive Officer, SterilMed, Inc.	2003

*	Thomas O. Pyle, a director of the Company since the Merger and a director of Mykrolis since its organization died on July 17, 2007. James E. Dauwalter, the non-executive Chairman of the Board and a director since the Merger is retiring from the Board of Directors effective with the 2008 Annual Meeting of Stockholders.
**	Includes service with predecessor public company, Entegris Minnesota in the case of Messrs. Klingl, Olson, McDaniel and Sullivan and Mykrolis in the case of Messrs. Argov, Bradley, Carns and Christman.

Set forth below are the principal occupation and business experience during at least the past five years of each director as well as the names of other publicly held companies of which he serves as a director. All of the following directors have served as Entegris directors since the Merger.

Gideon Argov serves as our President and Chief Executive Officer. He served as the Chief Executive Officer and a director of Mykrolis from November 2004 until the Merger. Prior to joining Mykrolis, Mr. Argov was a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation from 1991 to 2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation. Prior to 1988, he led consulting engagement teams at Bain and Company. He is a director of Interline Brands, Inc., X-Rite Incorporated and Fundtech Corporation.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis board of directors from 2001 until the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s board of directors from the date of the Merger until June 14, 2006. He has been the Chief Executive Officer and a director of Teradyne, Inc. since 2004. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley serves as a director of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

Michael P.C. Carns served as a director of Mykrolis and as a member of the Management Development & Compensation Committee of the Mykrolis board of directors since 2001 and as Chairman of that committee from 2004 until the Merger; he has also served as the Chairman of the Management Development & Compensation Committee of the Company since June 14, 2006. Mr. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant. From 2001 through 2003, he served as Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security. From 1995 to 2000, General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. General Carns is a director of Engineered Support Systems, Inc. (manufacture and service of integrated military electronics systems) and Rockwell Collins, Inc. (aviation and information technology). He is also a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defence Studies, London in 1977.

Daniel W. Christman served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis board of directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. In 2003 he became a Senior Vice President, International Affairs of the U.S. Chamber of Commerce. From 2001 until 2003 he was the President and Executive Director of the Kimsey Foundation, Washington, D.C., which has been active in education and community development in the Washington, D.C. area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife Batteries, Inc., a manufacturer of high energy lithium batteries for military, industrial and consumer applications and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

Gary F. Klingl served as a director of Entegris Minnesota and as Chairman of the Compensation and Stock Option Committee of the Entegris Minnesota Board of Directors from September 2000 until the Merger; he also served as the Chairman of the Management Development & Compensation Committee of the Company’s board of directors from the merger until June 14, 2006. Since 1994, Mr. Klingl has served as a management consultant. Prior to 1994, Mr. Klingl served as President of Green Giant Worldwide, a division of The Pillsbury Company and held various other management positions at Pillsbury.

Roger D. McDaniel served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and of the Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger; since June 14, 2006 he has also served as the Chairman of the Audit & Finance Committee of the Company’s board of directors. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC Electronic Materials, Inc., a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

Paul L.H. Olson served as a director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota Board of Directors from March 2003 until the Merger and as the Chairman of the Governance and Nominating Committee of the Company’s board of directors since the Merger. Mr. Olson has served as Executive Vice President of Bethel University since 2002. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software concern. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including Prophet 21, Inc., WMC Industries, Inc., NuBridges, LLC, Bethel University and Christian Camp and Conference Association; Mr. Olson also serves as an advisor to Thoma Cressey Bravo Equity Partners. Mr. Olson holds a doctorate degree from the University of Pennsylvania.

Brian F. Sullivan served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger; and has served as a member of the Management Development & Compensation Committee of the Company since the Merger. Mr. Sullivan has served as Chief Executive Officer of SterilMed, Inc. since 2002. From 1999 to 2002, Mr. Sullivan was co-chairman of an on-line grocery delivery company, SimonDelivers.com. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999. Mr. Sullivan is a member of the board of directors of Sontra Medical Corporation, as well as several private companies and non-profit organizations.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris Code of Business Ethics (which is applicable to all employees, including executive officers, as well as directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us. In addition, the Board has determined that each of Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson and Sullivan is “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting. The independent directors have determined that these executive sessions shall be presided over by the Chairman of the Governance & Nominating Committee (currently Mr. Olson). On February 21, 2008 the Board of Directors amended the Corporate Governance Guidelines to provide that, commencing with the 2008 Annual Meeting of the Board of Directors, the office of Chairman of the Board would be held by an independent director.

Board and Committee Meetings

The Board has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during fiscal 2007. The current members of the Audit & Finance Committee are Roger D. McDaniel, Chairman, Michael A. Bradley and Daniel W. Christman, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Roger D. McDaniel, the Chairman of the Audit & Finance Committee, and Michael A. Bradley, a member of the Audit & Finance Committee, each possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’s compensation programs. The Board has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans and reviewing the Company’s management development programs and strategies. The Management Development & Compensation Committee held five meetings during fiscal 2007. The members of the Management Development &

Compensation Committee are Michael P.C. Carns, Chairman, Gary F. Klingl and Brian F. Sullivan, each of whom has been determined by the Board to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’s corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board and committees thereof, and the review and evaluation of potential candidates for nomination to the Board and recommendation to the Board of a slate of nominees for election as directors each year. The Governance & Nominating Committee held two meetings during fiscal 2007. The members of the Governance & Nominating Committee are Paul L.H. Olson, Chairman, and Gary F. Klingl, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Board has designated the Chairman of the Governance & Nominating Committee to preside at executive sessions of the Board, attended only by the independent directors.

The Board held six meetings during fiscal 2007. Each of Messrs. Argov, Bradley, Carns, Christman, Dauwalter, Klingl, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings held by the Board of Directors and by any committee on which he served.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information on the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, age, skills, experience, availability of service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, at a minimum, all directors, as well as any nominee recommended by the Governance & Nominating Committee, should have (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; (v) candor and willingness to operate on a team and to seek consensus; or (vi) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals for 2009 Annual Meeting” below.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Governance & Nominating Committee (currently Mr. Olson). The Chairman of the Governance & Nominating Committee will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All directors attended the 2007 Annual Meeting of Stockholders.

Director Compensation

Effective August 10, 2005, the Board adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $40,000 plus an annual fee of $2,000 for service on the Management Development & Compensation Committee and the Governance and Nominating Committee and of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of the committee service fee of $5,000 for the Management Development & Compensation Committee and the Governance and Nominating Committee and of $8,000 for the Audit & Finance Committee. Such fees are paid quarterly in advance. Non-employee directors are also entitled to annual equity awards of 10,000 shares of restricted stock on the date of each Annual Meeting with restrictions lapsing one year following the date of award. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangements for the non-executive Chairman of the Board (Mr. Dauwalter): the above specified annual retainer plus an annual chairman’s fee of $40,000. All of the foregoing fees are paid quarterly in advance. Mr. Argov receives no compensation for his service as a director.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2007.

(a)	(b)	(c)	(d)	(e)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$45,000	$112,454	—	$157,454
Michael P.C. Carns	$45,000	$112,454	—	$157,454
Daniel W. Christman	$45,000	$112,454	—	$157,454
James E. Dauwalter (2)	$80,000	—	$397,000	$477,000
Gary F. Klingl	$44,000	$112,454	—	$156,454
Roger D. McDaniel	$48,000	$112,454	—	$160,454
Paul L. H. Olson	$45,000	$112,454	—	$157,454
Thomas O. Pyle (3)	$31,500	$43,588	—	$75,088
Brian F. Sullivan	$42,000	$112,454	—	$154,454

(1)	Gideon Argov, the Company’s President and Chief Executive officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Executive Compensation below.
(2)	Mr. Dauwalter is an employee of the Company, has served as a director and the non-executive Chairman of the Board since the Merger; prior to the Merger he served as the former President and CEO of Entegris Minnesota. Included in the All Other Compensation column (d) in the above table are the following amounts: (i) Mr. Dauwalter’s salary of $25,000 per annum, and (ii) a severance payment of $372,000 in accordance with the Employment Separation Agreement between Mr. Dauwalter and Entegris Minnesota which was assumed by the Company and filed as Exhibit 10.33 to the Company’s Form 10-K Annual Report for the fiscal year ended August 27, 2005.
(3)	Thomas O. Pyle died on July 17, 2007.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 calculated in accordance with FAS 123(R) and thus includes amounts recognized with respect to the 10,000 share restricted stock awards to each non-employee director approved on June 14, 2006 and May 9, 2007. For a discussion of the assumptions underlying this valuation please see footnote 16 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2007, which accompanies this Proxy Statement. The grant date fair value of each of the 10,000 share restricted stock awards to non-employee directors approved on May 9, 2007, computed in accordance with FAS 123(R), was $97,400.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2007 and 2006 by the Company to our chief executive officer, our chief financial officer, to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year and to our former chief financial officer (who resigned from that position March 31, 2007). Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

Compensation Discussion and Analysis

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and non-financial objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is closely aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high caliber executives;

•	foster teamwork and support the achievement of the Entegris’s financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its shareholders by making incentive compensation dependent upon company performance.

Evaluation of Compensation against External Data

In the design of the 2007 compensation programs the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, (the “Committee”) evaluated each element of compensation as well as total compensation against corresponding compensation data collected by Mercer Human Resource Consulting (“Mercer”), the compensation consultant retained by the Committee to advise it with respect to the 2006 and 2007 compensation programs. The Committee compares the Company’s compensation practices and levels of pay to a group of companies that were recommended by Mercer as being comparable to Entegris. For 2006 and 2007 this “peer group” was comprised of the following 21 companies:

AMKOR Technology, Inc.	Teradyne, Inc.	KLA-Tencor Corp.
Novellus Systems, Inc.	MEMC Electronic Materials Inc.	Lam Research Corp.
Kulicke & Soffa Industries	MKS Instruments, Inc.	Brooks Automation
Varian Semiconductor Equipment	Axcelis Technologies, Inc.	Credence Systems Corp.
Cymer Inc.	Veeco Instruments, Inc.	Dupont Photomasks Inc.
Cabot Microelectronics, Inc.	Roper Industries Inc.	Curtiss-Wright Corp.
Idex Corp.	Millipore Corporation	Robbins & Myers Inc.

Mercer also incorporated data from broader, general industry compensation surveys for similarly-sized companies to develop a composite market perspective on competitive pay levels.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2007 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with its consultant, Mercer, to design Entegris compensation programs for 2007, the Committee ultimately decides which policies to adopt and directs and finally approves the design of all compensation programs.

Elements of Compensation

The 2007 Entegris compensation program for executives, including the named executive officers, consisted of a number of elements which are summarized in the following table:

Compensation Element	What the Compensation Element Rewards	Purpose of the Compensation Element
Base Salary	Core competence in the executive role relative to required skills, experience and contributions to the Company.	Provide fixed compensation targeted at the median level, based on competitive market practice.

Short-Term Incentive Compensation (EIP)	Achievement of Company financial performance criteria and individual goals.

•     Provides focus on meeting annual performance goal that will lead to our long-term success;

•     Annual performance based cash incentive compensation;

•     Promotes achievement of critical annual performance metrics.

Long-Term Incentive Compensation

•     Performance of critical financial metrics identified by the Committee over the life of the award;

•     Continued employment with the Company over the period covered by the award;

•     Focus on critical performance criteria creating value for stock holders.

• Encourage superior financial performance for the Company; • Executive Ownership of our stock; • Retention of executives in a challenging and competitive labor market.

Retirement Benefits	• Retention of employees; • Saving for retirement; • Achievement of critical financial performance criteria; • Provides both a qualified and non-qualified tax-deferred retirement savings vehicle.	• Provide a tax-deferred retirement saving vehicle; • Makes total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees.	Welfare benefits are a part of the broad based total compensation program designed to be competitive in the labor market.

Perquisites	Increased responsibility and leadership duties.	Limited perquisites to promote healthy lifestyle and to enhance productivity of business travel.

Change in Control and Termination Benefits	We have change in control agreements with certain officers including our named executive officers. These agreements provide severance benefits, including the continuation of welfare benefits, if an officer’s employment is terminated within two years following a change in control.	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component element of executive compensation granted to the executive officers to emphasize performance based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. In fiscal 2007, the Committee granted a majority of total compensation to the named executive officers in the form of non-cash equity long-term incentive compensation.

When making compensation decisions, the Committee analyzes tally sheets prepared for each of the named executive officers. These tally sheets were prepared by our human resources and finance departments and by the Committee’s compensation consultant. Each of these tally sheets presents the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation.

These tally sheets reflect the annual compensation for the named executive officers (both target and actual), as well as the potential payments under selected performance scenarios and termination of employment and change-in-control scenarios. With regard to the performance scenarios, the tally sheets include the amounts of compensation that would be payable at target payout under the Entegris Incentive Plan and under the Company’s long term incentive program.

The overall purpose of these tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation. The Committee uses the tally sheet information in all other aspects of its analysis and compensation decision – making process including internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, we also look at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at those “peer” companies listed above – this is often referred to as “benchmarking.” We believe, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions.

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States as well as in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2007, we targeted base salary at the median level of the companies identified by and included in the compensation surveys conducted or relied upon by Mercer, as the compensation consultant for the Committee. However, as noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues. Therefore, for some executives, compensation was above the median.

In its review of tally sheets in connection with 2007 compensation, the Committee determined that base salary amounts for our named executive officers and for our CEO remained consistent with the Committee’s expectations.

Short-Term Incentive Compensation

During 2007 Entegris maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, providing for a potential cash award based upon the achievement of financial and operating performance objectives. Under this plan, an incentive pool is established based upon the attainment of financial objectives established by the Committee. During 2007 the named executive officers listed in the “Summary Compensation Table” below as well as three other senior executives were eligible to receive an incentive compensation payment targeting 75% of their base salary. Other employees under the EIP were eligible to receive lesser percentages ranging from 3% to 50% of their base salary, depending on their level of responsibility. The Entegris Incentive Plan is administered by and all awards are made at the discretion of the Committee.

The EIP award formula includes the following elements:

Base Salary	X	Individual EIP Target %	X	Weighted Annual Award Performance Multiplier	=	EIP Award

During 2007 the Weighted Annual Award Performance Multiplier for senior employees included corporate financial performance criteria, and was subject to upward or downward adjustment of up to 20% based on exceptional performance against personal goals.

During 2007 EIP awards to employees and executives, including the named executive officers, were based on two types of Company financial performance criteria that were approved by the Committee and were weighted as follows: (i) Net Income (as described below) (60%); and (ii) relative revenue growth as compared with a group of “peer” companies (40%). The net income metric and target was substituted for an earlier metric because the Committee believed that a net income metric and adjusted target was a more relevant measure of the Company’s financial performance due to deteriorating industry conditions. Net Income means actual Net Income determined in accordance with Generally Accepted Accounting Principles (“GAAP”) excluding certain restructuring charges and other adjustments approved by the Committee. The relative revenue growth metric was determined by comparing the Company’s 2007 revenue growth to that of the following group of 20 companies serving the semiconductor industry including both comparable companies and customers, weighted between those companies whose business is primarily capital expenditure driven and those companies whose business is primarily unit driven in the same proportion as the Company’s revenue:

Comparable Companies	Customers
Capital Expenditure Driven Businesses
Axcelis Technologies, Inc.	Applied Materials, Inc.
Cymer Inc.	ASML Holding N.V.
Advanced Energy Industries, Inc.	Novellus Systems, Inc.
MKS Instruments, Inc.
Varian Semiconductor Equipment Corp.

Unit Driven Businesses
ATMI, Inc.	Intel Corporation
Cabot Microelectronics, Inc.	Advanced Micro Devices, Inc.
Photronics, Inc.	Infineon Technologies AG
Taiwan Semiconductor Manufacturing Corp.
STMicroelectronics N.V.
United Microelectronics Corp.
Texas Instruments, Inc.
Micron Technologies, inc.
Chartered Semiconductor Manufacturing Ltd.

The above group of companies was selected by the Committee based on the recommendation of Mercer.

During 2007 the EIP awards for senior employees were also subject to upward or downward adjustment by up to 20% to reflect exceptional performance with respect to the achievement of individual goals established for 2007 for each executive, including the named executive officers, as measured against the Company’s executive performance metrics which include:

•	demonstration of Company values

•	use of passion and focus to achieve desired results

•	insight in the analysis of information that demonstrates a thorough understanding of the problem and of the implications of the response

•	effective execution

•	ability to attract and retain talent

•	ability to anticipate and respond to future events

•	consideration of impact of decisions on others to gain support and obtain results; and

•	consideration of multicultural implications of decisions.

Individual goals for the named executive officers were established based on specific objectives relevant to the Company’s ongoing business strategy. As a general matter, achievement of these individual goals by the named executive officers was necessary for the Company to achieve target performance with respect to the two financial metrics described above.

Awards to other employees under the EIP were based on the two financial performance criteria described above as well as, in certain cases, other additional performance criteria directly related to their responsibilities.

The 2006 EIP award provided for semi-annual calculations, based on the Company’s performance with respect to the financial performance criteria during the preceding two quarters, with the financial performance criteria targets adjusted at mid-year to reflect the Company’s projected performance for the second half of the year. In 2007 the EIP reverted to a single annual calculation. EIP awards were paid in a single payment in March 2008.

The Company’s performance against the goals with respect to these two financial criteria during 2007 was subject to adjustment to reflect exceptional individual performance with respect to the achievement of individual goals to determine the annual award. This calculation is summarized in the following table:

Financial Performance Criteria	Target	Achievement %	Achievement Multiplier (3)	Weight %	Annual Award Multiplier
Net Income	$40.7 million	112%	1.08	60%	.65
Revenue (1)	9-11 rank	40%	0	40%	0
Individual Goal Adjustment (2)				+ or -20%	+ or -0.20
Weighted Annual Award Performance Multiplier					0.65

(1)	The Revenue goal was a relative metric that compared revenue growth against that of a list of 20 comparable companies.
(2)	None of the 2007 EIP awards to the named executive officers were subject to upward or downward adjustment with respect to the achievement of individual goals.
(3)	The Achievement Multiplier is determined by applying the Achievement percentage to linear award multiplier tables providing for awards ranging from 0 for 80% of target performance to 1.20 for 130% of target performance for the Net Income and Revenue performance metrics.

Further, the 2007 EIP contained an overall restriction that provided that there would be no award unless the Company was profitable on a GAAP Operating Income basis for the entire year. As illustrated above, our performance in 2007 qualified for an award pay out at 65% of target; these awards for the Chief Executive Officer and the named executive officers are included in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” as well as in the “Grants of Plan Based Awards” table below. Changes effected in the EIP for 2008 are described under Proposal 3 below.

Long-Term Incentive Compensation

Executives are also eligible to receive equity grants and awards under the various Entegris equity incentive plans, which are also administered by the Committee. As a general matter, restricted stock awards and awards of performance shares to senior executives were the principal vehicles used by Entegris for the payment of long-term incentive compensation during 2007. The Company and the Committee believed that for 2007 the award of restricted stock and/or performance shares was an effective mechanism to align the interests of our executive officers and key personnel with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. Prior to 2005 our predecessor companies granted stock options which we assumed and some of these options continue to be outstanding. With the adoption of SFAS 123(R), which requires that we take an operating statement charge with respect to the grant of stock options, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than restricted stock. However for senior executives, the Committee believes that a mixture of restricted stock, performance share awards and stock options may be appropriate. All stock options granted to executive officers by our predecessor companies were granted with an exercise price equal to fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at its first meeting during that year (generally in February).

The 2007 long term incentive awards to the named executive officers are listed in the “Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards Number of Shares of Stock or Units”. The 2007 award to the CEO was entirely of performance shares because it was believed to be appropriate that the CEO’s long-term incentive compensation should focus on achieving corporate performance. Twenty percent of the 2007 award to executive officers, including the named executive officers other than the CEO, consisted of restricted stock, with the restrictions lapsing over four years, and eighty percent consisted of performance shares representing the right to receive an award of restricted shares of the Company’s Common Stock if three financial performance criteria established by the Committee are achieved. Two of these three financial criteria (relative earnings and relative revenue) relate to the Company’s 2007 financial performance and one (ROIC) relates to the Company’s average ROIC performance over a three year period (2007 through 2009). These three financial criteria were weighted as follows: ROIC – 50% of the performance share award; relative earnings and relative revenue growth – 25% of the performance share award each. The two relative metrics compare the Company’s revenue growth and earnings growth, respectively in 2007 against that of the 20 “peer” companies listed above to form a ranking, with rank 1 and 2 qualifying for an award equal to 200% of the awarded shares, a ranking 9, 10 or 11 qualifying for an award at target and a ranking of 15 or worse qualifying for no award. The 20:80 weighting between restricted stock and performance shares for the named executive officers other than the CEO for the 2007 award was selected because the Committee believed that for 2007 greater emphasis should be placed on the Company’s financial performance over employee retention. Under the 2007 performance share award, depending on the Company’s level of performance during the year, the award recipient may receive from 0 to 200% of the annual potential share award. Non-executive employees receiving equity awards in 2007 received restricted stock, with the restrictions lapsing proportionately over four years.

The calculation of the performance share awards under the 2007 long term incentive awards to executive officers is illustrated by the following:

2007 Performance Share Award (# of Shares)	÷ 2	X	Actual 3 yr. Avg ROIC Multiplier (0-200%)	=	ROIC Award

2007 Performance Share Award (# of Shares)	÷ 4	X	Actual 2007 Relative Earnings Multiplier (0-200%)	=	2007 Relative Earnings Award

2007 Performance Share Award (# of Shares)	÷ 4	X	Actual 2007 Relative Revenue Multiplier (0-200%)	=	2007 Relative Revenue Award

For the two portions of the 2007 performance share award based on 2007 performance, the calculation is summarized in the following table:

Financial Performance Criteria	Annual Target (Rank)	2007 Rank	Annual Achievement Multiplier (1)	Weight %	Annual Award Multiplier
2007 Relative Revenue Growth	Rank 9-11	18	0	25	0
2007 Relative Earnings Growth	Rank 9-11	14.6		25.15
Annual Award Multiplier					.15

(1)	The Achievement Multiplier is determined by comparing the Company’s performance as to each metric to the performance of the other companies in the peer group to determine the Company’s relative ranking and applying that rank to the Annual Achievement Multiplier ranking table to determine the multiplier. Generally, a rank of 1 or 2 qualifies for a 200% of target award, a rank of 9, 10 or 11 qualifies for a target award and a rank worse than 15 qualifies for no award.

Our performance in 2007 qualified for a weighted performance share award equal to 15% of the 2007 potential award; this payment to the named executive officers is set forth in the “Summary Compensation Table” below and the potential future annual payments under the 2007 performance share award are set forth in the “Grants of Plan Based Awards” table below. When earned, 25% of the performance shares under the 2007 long-term incentive award are free of restrictions and the remaining 75% is subject to restrictions that lapse ratably over the next three years. As discussed above, the Company and the Committee believe that achieving or exceeding these goals will create value for Entegris shareholders. Changes effected in the long term incentive program for 2008 are described under Proposal 4 below.

Stock Ownership Guidelines

During 2007 the Committee continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is the objective of the long term incentive compensation discussed above. The guidelines provide that the CEO should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary and Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary. While the stock ownership guidelines provide that executives should attain this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted, most of our executive officers have already attained or exceeded these ownership levels.

Chief Executive Officer Compensation

The Committee determines the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. For 2006 Mr. Argov’s salary was established pursuant to a revised employment agreement entered into in connection with the Merger with Mykrolis at a base salary of $600,000 per year which was approved by the Board of Directors on August 10, 2005. In evaluating Mr. Argov’s base salary, the Committee also considers compensation levels of chief executive officers in the market pay survey conducted by Mercer, individual performance and Entegris recent financial performance. For 2007 Mr. Argov proposed that his salary remain at the 2006 level; the Committee accepted this proposal.

During 2007 Mr. Argov participated in the EIP described above on the same basis as other senior executives, being eligible to receive incentive compensation payment targeting 75 percent of his base salary to the extent that the financial performance goals were achieved. Accordingly, the Committee awarded Mr. Argov an award of $292,500 under the EIP for 2007. This award is reflected in the “Summary Compensation Table” and the “Grants of Plan Based Awards” table below.

During 2007 Mr. Argov was granted a long-term equity incentive award of 120,000 shares, however, unlike the other named executive officers, Mr. Argov’s award consisted entirely of performance shares, with no restricted stock element to the award. As described above, that award is divided into three portions; two of which, representing an aggregate of 50% of the award, are available with respect to the Company’s 2007 financial performance; the third portion, representing the remaining 50% of the award, is available for award at the end of a three year period over which average ROIC is measured. For 2007 our performance resulted in a payment to Mr. Argov of an aggregate of 42,375 shares under the provisions of the 2006 and 2007 long-term incentive awards; this payment is reflected in the “Summary Compensation Table” above and the potential payments for future years under the 2007 performance share awards are included in the “Grants of Plan -Based Awards” table below.

With respect to our CEO’s future compensation, the Committee, in reliance upon the tally sheets and the advice of its compensation consultant for 2008, decided that the CEO’s base salary will remain at the same level as in 2006 and 2007.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance (1)	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan (2)	✓	✓	✓
Long Term (Equity) Incentive Program	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	Not Offered	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company and the Committee believe that personal benefits, or perquisites, for executive officers should be limited in scope and value. As a result, we offer executives a minimal level of perquisites. We provide our officers with a limited financial planning allowance via taxable reimbursements for financial planning services like financial advice, estate planning, and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation. In addition, we provide limited reimbursement for life insurance and health club and airline club memberships in order to encourage a healthy life style and provide more productive business travel arrangements. The aggregate value of all perquisites provided to the named executive officers other than the CEO during 2007 was less than $10,000 each. The perquisites provided to the CEO during 2007 in the amount of $20,714 were consistent with the terms of his May 4, 2005 amended and restated employment agreement described above, and include tax and financial planning services and other benefits available to executives. The perquisites to the CEO are included in the Summary Compensation Table below under the column entitled “All Other Compensation.”

Retirement Plan

Entegris offers retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), hereafter referred to as the 401(k) Plan, which provides both an employer match for employee contributions and a discretionary profit sharing contribution. Executive officers participate in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pretax contributions by employees and tax-deferred earnings. The Company makes matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit. Employees direct their own investments in the 401(k) Plan. The 401(k) Plan also includes a defined contribution element that features a discretionary performance based cash profit sharing contribution determined annually based on the Company’s performance against the financial criteria used to determine EIP awards pursuant to a formula approved by the Committee. These profit sharing contributions vest beginning after two years of service in 25% annual increments until the employee is 100% vested after five years of service.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan (SERP) that was assumed in the merger with Mykrolis Corporation. Under this non-qualified plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant with respect to his or her 401(k) Plan account, which may be allocated among 24 mutual funds.

The individual participant balances in the 401(k) Plan and SERP reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the SERP and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including executive officers, may have materially different account balances because of a combination of these factors.

See the “Non-Qualified Deferred Compensation Table” below for more information on SERP balances and earnings.

Summary Compensation Table

The following table summarizes the reportable compensation in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933 to the named executive officers for the fiscal years ended December 31, 2007 and 2006:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Stock Awards (2) ($)		Option Awards (3) ($)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Gideon Argov President & Chief Executive Officer	2007 2006	$ $	600,000 600,000		$0 0	$ $	766,205 1,280,236	$ $	570,766 1,070,192	$ $	292,500 416,250	$ $	90,968 77,238	$ $	2,320,439 3,443,916

Gregory B. Graves Senior Vice President & Chief Financial Officer 4/1/2007 – 12/31/2007	2007 2006	$ $	273,757 242,462	$ $	0 27,553	$ $	326,352 512,661	$ $	0 53,665	$ $	134,067 168,207	$ $	33,109 24,591	$ $	767,065 1,029,139

Jean-Marc Pandraud Executive Vice President & Chief Operating Officer	2007 2006	$ $	345,501 345,501	$ $	0 39,262	$ $	532,515 880,583	$ $	0 42,000	$ $	168,432 239,691	$ $	120,472 119,105	$ $	1,166,920 1,681,442

Bertrand Loy Executive Vice President & Chief Administrative Officer	2007 2006	$ $	307,050 307,050	$ $	0 33,375	$ $	493,034 823,175	$ $	0 25,667	$ $	149,687 213,016	$ $	47,000 72,261	$ $	996,771 1,489,944

Peter W. Walcott Senior Vice President & General Counsel	2007 2006	$ $	258,556 258,556	$ $	0 29,381	$ $	340,555 589,338	$ $	0 25,667	$ $	126,046 179,373	$ $	61,483 76,409	$ $	786,640 1,174,124

John D. Villas Senior Vice President & Chief Financial Officer 1/1/2007 – 3/31/2007	2007 2006	$ $	70,589 244,707	$ $	0 28,722	$ $	49,982 643,244	$ $	0 200,915	$ $	29,415 169,765	$ $	16,885 514,030	$ $	172,284 1,801,383

(1)	The amounts listed under column (d) are comprised of integration execution bonuses paid in conjunction with the integration of the Mykrolis and the Entegris Minnesota businesses following the Merger.
(2)	The amounts in column (e) reflect the dollar amount of share-based compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, calculated in accordance with FAS 123(R) with respect to awards of restricted stock and performance shares pursuant to the Company’s long term incentive program and thus includes amounts from restricted stock and performance share awards granted prior to 2007. The value of performance shares received with respect to 2007 was calculated by applying the Company performance multiplier earned with respect to the 2007 portion of the 2006 award of 65% and with respect to the 2007 EPS portion of the 2007 award of 60% (the revenue portion of the 2007 performance share award did not earn an award); the value of 2006 performance share awards with respect to 2008 and 2009 will not be determined until performance criteria are established by the Management Development & Compensation Committee of the Board. The value of the ROIC portion of the 2007 performance share awards will not be determined until financial results for fiscal 2009 are reported. For a discussion of the assumptions underlying this valuation please see footnote 16 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2007, which accompanies this Proxy Statement.
(3)	No stock options were granted during fiscal 2007. The amounts in column (f) consist exclusively of the dollar amount of share-based compensation expense recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007 calculated in accordance with FAS 123(R) with respect to stock option awards granted prior to 2006. For a discussion of the assumptions underlying this valuation please see footnote 16 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2007, which accompanies this Proxy Statement.

(4)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during 2007 and was paid in early March 2008. The amount earned under the Company’s EIP was calculated in accordance with the formula described above under “Compensation Discussion and Analysis – Short Term Incentive Compensation”.
(5)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) (the 401(k) Plan) of $9,000 to each of Messrs. Argov; Graves, Pandraud, Loy, Walcott and $8,180 to Mr. Villas for 2007 and of $8,800 to each of Messrs. Argov; Graves, Pandraud, Loy, Walcott and Villas for 2006; (b) discretionary “profit sharing” contributions by the Company under the 401(k) Plan of $6,750 to each of Messrs. Argov, Graves, Pandraud, Loy, and Walcott for 2007 and $6,600 to each of Messrs. Argov, Graves, Pandraud, Loy, Walcott and Villas for 2006; (c) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees (SERP) as follows for 2007: Mr. Argov – $31,650; Mr. Graves – $8,679; Mr. Pandraud – $14,408; Mr. Loy – $11,803; Mr. Walcott – $8,517 and Mr. Villas – $1,999; and for 2006: Mr. Argov – $20,748; Mr. Graves – $4,797; Mr. Pandraud – $10,576; Mr. Loy – $8,184; Mr. Walcott – $5,700 and Mr. Villas – $5,065; (d) discretionary “profit sharing” contributions by the Company to the SERP as follows for 2007: Mr. Argov – $23,738; Mr. Graves – $6,509; Mr. Pandraud – $10,806; Mr. Loy – $8,852; and Mr. Walcott – $6,388; and for 2006: Mr. Argov – $15,561; Mr. Graves – $3,598; Mr. Pandraud – $7,932; Mr. Loy – $6,138; Mr. Walcott – $4,275 and Mr. Villas – $3,799; (e) earnings at market rates on account balances under the SERP as follows for 2007: Mr. Graves – $2,171; Mr. Pandraud – $79,509; Mr. Loy – $10,595; Mr. Walcott – $30,828 and Mr. Villas – $6,706 and for 2006: Mr. Argov – $3,447; Mr. Graves – $796; Mr. Pandraud – $76,200; Mr. Loy – $34,924; Mr. Walcott – $46,520 and Mr. Villas – $792; (f) perquisites with an aggregate value in excess of $10,000 as follows: Mr. Argov – $22,375 for tax and financial planning services, excess LTD coverage and club membership dues for 2007; and Mr. Argov – $22,081 for tax and financial planning services, excess LTD coverage and club membership dues; and Mr. Villas – $4,539 for excess LTD coverage, health club membership and spouse’s travel expenses to a Company function; in addition, payments in the amount of $484,435 were accrued in connection with Mr. Villas’ termination of his employment with the Company for 2006.

Grants of Plan Based Awards

During the fiscal year ended December 31, 2007 the following plan based awards were granted to the named executive officers; no stock options were granted during the fiscal year:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards
			Thresh- Hold ($)	Target ($)	Maximum ($)	Thresh- Hold (#)	Target (#)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gideon Argov	2/19/2007	(1)	$180,000	$450,000	$900,000	—	—	—	—	—
	2/19/2007	(2)	—	—	—	60,000	120,000	240,000	—	—

Gregory B. Graves	2/19/2007	(1)	$82,127	$205,318	$410,636	—	—	—	—	—
	2/19/2007	(2)	—	—	—	16,000	32,000	64,000	8,000	$92,400

Jean-Marc Pandraud	2/19/2007	(1)	$103,650	$259,126	$518,252	—	—	—	—	—
	2/19/2007	(2)	—	—	—	24,000	48,000	96,000	12,000	$138,600

Bertrand Loy	2/19/2007	(1)	$92,115	$230,288	$460,576	—	—	—	—	—
	2/19/2007	(2)	—	—	—	20,000	40,000	80,000	10,000	$115,500

Peter W. Walcott	2/19/2007	(1)	$77,567	$193,917	$387,834	—	—	—	—	—
	2/19/2007	(2)	—	—	—	12,000	24,000	48,000	6,000	$69,300

John D. Villas	2/19/2007	(1)	$21,177	$52,942	$105,884	—	—	—	—	—
	2/19/2007	(2)	—	—	—	—	—	—	—	—

(1)	These grants were made pursuant to the Entegris Incentive Plan for 2007 and reflect the minimum, target and maximum payouts under the EIP with respect to 2007; the actual payouts to the above named executive officers with respect to the Company’s 2007 performance are set forth in column (g) of the Summary Compensation Table above.
(2)	These awards were made pursuant to the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan (in the case of Messrs. Graves and Villas) and pursuant to the Entegris, Inc. 2001 Equity Incentive Plan (in the cases of Messrs. Argov, Pandraud, Loy and Walcott).
(3)	The indicated share payouts are the aggregate payouts under performance share awards made on the indicated date with respect to the Company’s performance as follows: 25% based on the Company’s 2007 revenue growth performance, 25% based on the Company’s 2007 EPS performances and 50% based on the Company’s ROIC average performance over the three fiscal years ended December 31, 2007, 2008 and 2009; the value of the shares actually awarded to the above named executive officers with respect to 2007 is as follows: Mr. Argov – 18,000 shares; Mr. Graves – 4,800 shares; Mr. Pandraud – 7,200 shares; Mr. Loy – 6,000 shares and Mr. Walcott – 3,600 shares.
(4)	The indicated share awards are restricted stock awards that vest 1/4 on each anniversary of the indicated grant date until fully vested.

Outstanding Equity Awards at Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2007; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(5)
Gideon Argov	469,124	156,376	(1)	—	$8.35	11/21/2011	17,375	$149,946	—	—
	—	—		—	—	—	41,640	$359,353	—	—
	—	—		—	—	—	—	—	112,500	$970,875
	—	—		—	—	—			120,000	$1,035,600
Gregory B. Graves	46,500	—		—	$8.52	9/3/2012	—	—	—	—
	7,500	—		—	$5.90	10/15/2012	—	—	—	—
	45,000	—		—	$13.50	10/15/2013			—	—
	47,000	—		—	$8.37	10/15/2014			—	—
	—	—		—	—	—	3,334	$28,772	—	—
	—	—		—	—	—	20,820	$179,677	—	—
	—	—		—	—	—	18,750	$161,813	37,500	$323,625
	—	—		—	—	—	8,000	$69,040	64,000	$552,320
Jean-Marc Pandraud	145,950	—		—	$10.79	8/10/2008	—	—	—	—
	41,700	—		—	$8.35	11/29/2008	—	—	—	—
	51,183	—		—	$6.10	12/8/2010	—	—	—	—
	97,300	—		—	$4.89	12/18/2009	—	—	—	—
	83,400	—		—	$11.12	12/4/2010	—	—	—	—
	—	—		—	—	—	31,230	$269,515	—	—
	—	—		—	—	—	30,000	$258,900	60,000	$517,800
	—	—		—	—	—	12,000	$103,560	96,000	$828,480
Bertrand Loy	18,873	—		—	$6.10	12/8/2010	—	—	—	—
	9,558	—		—	$4.89	12/18/2009	—	—	—	—
	76,450	—		—	$11.12	12/4/2010	—	—	—	—
	—	—		—	—	—	31,230	$269,515	—	—
	—	—		—	—	—	28,125	$242,719	56,250	$485,438
	—	—		—	—	—	10,000	$86,300	80,000	$690,400
Peter W. Walcott	97,300	—		—	$10.79	8/10/2008	—	—	—	—
	55,600	—		—	$8.35	11/29/2008	—	—	—	—
	7,111	—		—	$3.83	12/11/2008	—	—	—	—
	14,523	—		—	$4.65	12/10/2009	—	—	—	—
	22,646	—		—	$6.10	12/8/2010	—	—	—	—
	76,450	—		—	$4.89	12/18/2009	—	—	—	—
	69,500	—		—	$11.12	12/4/2010	—	—	—	—
	—	—		—	—	—	20,820	$179,677	—	—
	—	—		—	—	—	18,750	$161,813	37,500	$323,625
	—	—		—	—	—	6,000	$51,780	48,000	$414,240
John D. Villas	45,000	—		—	$13.50	3/30/08	—	—	3,124	$26,960

(1)	This option vests as follows: 156,375 on November 21, 2005 and 39,093 at the end of each of the twelve succeeding calendar quarters thereafter.

(2)	Restrictions on the indicated shares of restricted stock lapse as follows (in the order in which the awards are listed in the above table): Mr. Argov – (i) 17,375 shares on November 21, 2008; and (ii) 10,417 shares on the last business day of each calendar quarter through December 31, 2008; Mr. Graves – (i) 3,334 shares on October 15, 2008; (ii) 5,205 shares on the last business day of each calendar quarter through December 31, 2008; (iii) 6,250 shares on each of January 18, 2008, 2009 and 2010; and (iv) 2,000 shares on each anniversary of February 19, 2007; Mr. Pandraud – (i) 7,813 shares on the last business day of each calendar quarter through December 31, 2008, (iii) 10,000 shares on each anniversary of January 18, 2006 and (iii) 3,000 shares on each anniversary of February 19, 2007; Mr. Loy – (i) 7,813 shares on the last business day of each calendar quarter through December 31, 2008, (ii) 9,375 shares on each anniversary of January 18, 2006 and (iii) 2,500 shares on each anniversary of February 19, 2007; Mr. Walcott – (i), 5,208 shares on the last business day of each calendar quarter through December 31, 2008, (ii) 6,250 shares on each anniversary of January 18, 2006 and (iii) 1,500 shares on each anniversary of February 19, 2007.
(3)	The first entry in this column for each named executive officer is the performance shares granted as a part of the 2006 long term equity incentive program to the named executive officers; the performance share award was divided by 4 and allocated to be earned with respect to calendar years 2006, 2007, 2008 and 2009; shares are not actually awarded until earned with respect to a given year, based on the Company’s performance with respect to that year against financial metrics established by the Management Development & Compensation Committee of the Board. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2006 performance share award with respect to calendar years 2008 and 2009 assuming that the Company’s performance for each of those years is at the maximum level using the financial metrics established for 2006 throughout that period as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual financial metrics for each of those years will be established annually by the Management Development & Compensation Committee, based upon the operating plan established for each such year and actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all. Based on the Company’s performance during 2007 at a level of 0.65 times target, the following number of shares were earned and vested with respect to 2007 by each of the named executive officers: Mr. Argov – 24,375 shares; Mr. Graves – 4,063 shares; Mr. Pandraud – 6,500 shares; Mr. Loy – 6,094 shares; Mr. Walcott – 4,063 shares; and Mr. Villas – 1,016 shares.
(4)	The second entry in this column for each named executive officer is the performance shares granted as a part of the 2007 long term equity incentive program to the named executive officers; the performance share award was divided by 3 and allocated to be earned with respect to three weighted financial metrics: 50% for three year average ROIC performance, 25% for 2007 revenue growth performance and 25% for 2007 EPS performance. The number of performance shares indicated in column (i) for each named executive officer is a projection of the unearned, unvested shares under the 2007 performance share award with respect to calendar years 2007, 2008 and 2009 assuming that the Company’s performance for each metric is at the maximum level as specified by instruction 3 to Regulation S-K, Item 402(f)(2); actual performance may result in awards that are significantly lower than those projected in columns (i) and (j) or in no award at all. Based on the Company’s performance during 2007 the following number of shares were earned with respect to 2007 by each of the named executive officers: Mr. Argov – 18,000 shares; Mr. Graves – 4,800 shares; Mr. Pandraud – 7,200 shares; Mr. Loy – 6,000 shares; Mr. Walcott – 3,600 shares; 25% of these shares were vested when earned, the remaining 75% will vest ratably over the next 3 years.
(5)	The payout value is calculated using the closing price for the Company’s common stock on December 31, 2007 ($8.63).

Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
Gideon Argov	—	—	96,930	$971,234
Gregory B. Graves	—	—	39,080	$389,809
Jean-Marc Pandraud	—	—	69,894	$694,178
Bertrand Loy	103,874	$453,802	63,680	$635,664
Peter W. Walcott	—	—	46,979	$465,005
John D. Villas	242,551	$753,732	59,900	$569,486

(1)	Includes both restricted stock that vested during the fiscal year and performance shares that were earned and vested during the fiscal year.
(2)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s SERP, certain executives, including named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives in December of each year for amounts to be contributed in the following year. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under the SERP may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No SERP distributions may be made to a participant while still employed by Entegris. SERP participants are 100% vested with respect to participant and employer matching contributions; employer profit sharing contributions vest beginning after 2 years of service in 25% annual increments until the participant is 100% vested after 5 years of service. SERP participant accounts are credited with an investment return equivalent to that provided by the investment elections made by the SERP participant with respect to his or her 401(k) Plan account which may be allocated among 24 mutual funds.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gideon Argov	$40,650	$55,388	-$2,544	0	$164,173
Gregory B. Graves	$26,518	$15,188	$2,171	0	$63,266
Jean-Marc Pandraud	$58,519	$25,214	$79,509	0	$824,759
Bertrand Loy	$26,003	$20,655	$10,595	0	$340,769
Peter W. Walcott	$30,655	$14,905	$30,828	0	$438,070
John D. Villas	$49,972	$1,999	$6,706	$76,732	$0

(1)	The amounts listed for each of the named executive officers in these columns were reported as compensation to the named executive officer in the Summary Compensation Table above and were detailed in footnote 5, clauses (c), (d) and (e) to that table.

Potential Payments Upon Termination as a Result of Change-In-Control

On May 4, 2005, Mykrolis entered into an employment agreement with Mr. Argov that provided that Mykrolis would employ Mr. Argov as chief executive officer for a term of three years, subject to automatic extension from year to year unless either party gives notice that the employment term shall not be extended. This agreement was assumed by Entegris pursuant to the Merger and was expressly approved by the Entegris Board of Directors on August 10, 2005. The employment contract continued Mr. Argov’s salary of $450,000 through 2005 and provided for a salary of $600,000 commencing January 1, 2006. In addition, Mr. Argov is eligible to participate in Entegris’s variable incentive compensation plan at a target pay out level of 75% of base salary, in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. He is also entitled to receive a financial planning allowance. In the event of the termination of Mr. Argov’s employment under certain circumstances, he will be entitled to severance benefits that vary depending on the circumstances of the termination, including the severance benefits to which he is entitled in the event of a termination following a change of control (as defined in the agreement) which are substantially identical to the change of control agreements described below. If Mr. Argov is terminated by Entegris or a successor other than for cause, if he terminates his own employment for good reason or if Entegris or its successor elects not to extend the agreement for any of the otherwise automatic one-year extension periods, he will receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination (or through the day immediately preceding the third anniversary of the effective date of the agreement if termination occurs prior to the first anniversary of the effective date of the agreement); (ii) the greater of the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. Mr. Argov agreed to non-competition and non-solicitation covenants with Entegris for a period of two years following the termination of his employment.

There are currently effective agreements with Messrs. Graves, Pandraud, Loy and Walcott as well as two other executive officers to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated (including the consummation of the Merger). If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), then the executive will become immediately entitled to: (i) payment of all unpaid compensation, vacation and expenses earned or incurred prior to the date of termination; (ii) a lump sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination; (iii) medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination; (iv) immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock; and (v) up to $15,000 of outplacement services.

If the above described provisions had been triggered on the last business day of 2007, the cash amounts payable to Messrs. Argov, Graves, Pandraud, Loy and Walcott would have been approximately $2,416,000, $1,113,000, $1,391,000, $1,242,000, and $1,055,000, respectively, and equity awards (stock options, restricted stock and performance shares) would vest with the following aggregate values: Mr. Argov – $2,537,667; Mr. Graves – $1,315,247; Mr. Pandraud – $1,978,255; Mr. Loy – $1,774,372; and Mr. Walcott – $1,131,134.

The agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him (whether or not received pursuant to the amended and restated executive employment agreement).

The agreements include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each executive.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Entegris Management Development & Compensation Committee are Michael P.C. Carns, Chairman, Gary F. Klingl and Brian F. Sullivan. No member of the Company’s Management Development & Compensation Committee was at any time during fiscal year 2007 an officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2007, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael P.C. Carns, Chairman

Gary F. Klingl

Brian F. Sullivan

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

The following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group as of January 31, 2008. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned (1) (2)		% of Class (3)
Gideon Argov	832,488		*
Michael A. Bradley	80,924		*
Michael P.C. Carns	80,229		*
Daniel W. Christman	83,009	(4)	*
James E. Dauwalter	3,464,047	(5)	3.0
Gregory B. Graves	199,173		*
Gary F. Klingl	84,167		*
Bertrand Loy	313,773		*
Roger D. McDaniel	103,799		*
Paul L.H. Olson	48,167		*
Jean-Marc Pandraud	667,792		*
Brian F. Sullivan	48,167		*
John D. Villas	377,681		*
Peter W. Walcott	484,239		*
All Directors and Executive Officers as a Group
(16 persons including those listed above):	7,410,155	(6)	6.4

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following January 31, 2008: Mr. Argov – 508,218 shares; Mr. Bradley – 56,063 shares, Mr. Carns – 56,063 shares, Mr. Christman – 56,063 shares, Mr. Dauwalter – 420,300 shares; Mr. Graves – 146,000; Mr. Klingl – 60,000 shares, Mr. Loy – 104,881 shares, Mr. McDaniel, – 45,000 shares, Mr. Olson – 24,000 shares; Mr. Pandraud, – 419,533 shares, Mr. Sullivan – 24,000 shares, Mr. Villas – 45,000 shares and Mr. Walcott – 343,130 shares.
(2)	Includes restricted stock which is subject to forfeiture and other restrictions which lapse either quarterly or annually in accordance with the schedule specified in the respective awards, as follows: Mr. Argov – 48,595 shares, Messrs. Bradley, Carns, Christman, Klingl, McDaniel, Olson, Pyle and Sullivan – 10,000 shares each, Mr. Loy – 59,040 shares, Mr. Pandraud – 62,415 shares, Mr. Villas 1,562 shares and Mr. Walcott – 38,860 shares; all officers and directors as a group – 414,166 shares. Does not include performance share awards that are conditioned on the Company’s achievement of specified financial metrics in each of calendar years 2008 through 2010 as follows: Mr. Argov – 203,625 shares; Mr. Loy – 128,656 shares, Mr. Pandraud – 147,700 shares, Mr. Walcott 80,537 shares and all officers and directors as a group – 705,179 shares.
(3)	Calculated based on 115,053,492 outstanding shares of Entegris common stock as of January 31, 2008.
(4)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.

(5)	Includes 56,175 shares held directly, 251,668 shares held indirectly for Mr. Dauwalter’s account in the Company’s 401(k) Plan; an additional 2,735,904 shares held indirectly by family members, in family trusts, foundations and other entities; and an aggregate of 420,300 shares subject to stock options exercisable within 60 days.
(6)	Includes 2,451,251 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2008 through the exercise of stock options.

Other Principal Holders of Entegris Common Stock

Based on Schedule 13G Reports filed through February 29, 2008 with the Securities and Exchange Commission, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2007:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Cooke & Bieler LP	8,822,161	(2)	7.7%
1700 Market Street, Suite 3222
Philadelphia, PA 19103-3932

Gerald Catenacci	9,414,978	(3)	8.2%
666 Fifth Avenue, 37th Floor
New York, NY 10103

Dimensional Fund Advisors	9,895,584	(4)	8.6%
1299 Ocean Avenue
Santa Monica, CA 90401

T. Rowe Price Associates, Inc.	6,523,334	(5)	5.7%
100 East Pratt Street
Baltimore, MD 21202

Wells Fargo & Company.	6,042,114	(6)	5.3%
420 Montgomery Street,
San Francisco, CA 202

(1)	Calculated based on 115,053,492 outstanding shares of Entegris common stock as of January 31, 2008.
(2)	With respect to the shares held by Cooke & Bieler, Inc. (“Cooke”), a registered investment advisor, Cooke has reported that it exercises sole dispositive and sole voting power over no shares, shared dispositive power over 8,775,061 shares and shared voting power over 4,858,713 shares.
(3)	With respect to the shares held by Gerald Catenacci, Mr. Catenacci has reported that he exercises shared voting power and shared dispositive power over 9,414,978 shares. These shares have been reported as being held by five Delaware limited partnerships or Cayman Islands exempted companies of which Principled Capital Management L.L.C. or Principled Asset Administration LLC serve as the managing member or general partner. Gerald Catenacci has reported that he is the managing member of both Principled Capital Management L.L.C. and Principled Asset Administration LLC and has reported that these entities hold shared voting power and shared dispositive power with respect to the shares held as follows: Highway Partners L.P. – 181,028 shares; Thruway Partners L.P. – 982,979 shares; Roadway Partners L.P. – 1,198,700 shares; Expressway Partners Ltd. – 2,669,104 shares; Freeway Partners Ltd. – 4,194,367 shares.
(4)	With respect to the shares held by Dimensional Fund Advisors LP. (Dimensional), a registered investment advisor, Dimensional reported that it exercises sole voting power and sole dispositive power over 9,895,584 shares.
(5)	With respect to the shares held by T. Rowe Price Associates, Inc. (T. Rowe Price), a registered investment advisor, T. Rowe Price reported that it exercises sole dispositive power over 6,523,334 shares and sole voting power with respect to 624,568 shares.
(6)	With respect to the shares held by Wells Fargo & Company. (Wells), a parent holding or control person, Wells reported that it exercises sole dispositive power over 3,354,900 shares and sole voting power with respect to 5,393,814 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. All of these filing requirements were satisfied in a timely manner during 2007 with the following exceptions: Mr. Dauwalter – one Form 4 reporting one stock option exercise and the sale of the shares acquired upon exercise in nineteen transactions effected on the same date which was filed five days late; Mr. Graves – one Form 4 reporting a single transaction filed three days late; Mr. Goodman – one Form 4 reporting a single transaction filed four days late and Mr. Villas one Form 4 reporting two transactions filed eight days late; in each case these late filings were due to communications failure by the executing broker involved. Messrs. Graves, Goodman, Loy, Murphy, Pandraud and Walcott one Form 4 reporting a single transaction each filed seven days late due to administrative error.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2007. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 114 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm. Statement on Auditing Standards 114 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from Entegris. The Audit & Finance Committee also considered whether the provision of the other, non-audit related services to Entegris by the independent registered public accounting firm, which are referred to under Proposal 2 below, is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Roger D. McDaniel, Chairman

Michael A. Bradley

Daniel W. Christman

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008

KPMG LLP, (“KPMG”) independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2007, and 2006, the four months ended December 31, 2005 and the year ended August 27, 2005. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2008 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2008 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2007 and 2006, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2007 2006 were:

Service	Year ended December 31, 2007	Year ended December 31, 2006
Audit Fees	$1,732,000	$1,672,000
Audit Related Fees	60,000	30,000
Tax Fees	171,000	86,000
All Other Fees	—	—

Total	$1,963,000	$1,788,000

The Audit services for the years ended December 31, 2007 and 2006, consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2007 and

2006; the statutory audits of certain of the Company’s foreign subsidiaries, the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the year ended December 31, 2007 were for services related to the assessment of the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes and auditing procedures performed in connection with the Company’s 2007 acquisition of a specialty coatings business. The Audit Related services for the year ended December 31, 2006 were for services related to the assessment of the Company’s accounting for its accelerated stock buyback program.

The fees for Tax services for the years ended December 31, 2007 and 2006, were for services related to tax compliance, tax planning and tax advice for the Company, principally in international locations.

There were no fees for All Other services for the years ended December 31, 2007 or 2006.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors” – “Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2007 and 2006 in the table above received pre-approval by the Company’s Audit & Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

PROPOSAL 3:

APPROVAL OF THE AMENDED AND RESTATED ENTEGRIS, INC. INCENTIVE PLAN

General

As described in the Compensation Discussion and Analysis above, the Entegris Incentive Plan (“EIP”) is an important element of the Company’s compensation program for its executives and employees. The EIP provides cash incentive compensation payable annually based on the Company’s attainment of the performance criteria selected by the Management Development & Compensation Committee of the Board of Directors (the “MD&CC”) for each year’s awards. The EIP was first adopted by the Board of Directors shortly after the Merger. We are seeking approval of the Amended and Restated EIP, which has not previously been approved by the Company’s stockholders, in order to preserve, for federal tax purposes, the Company’s ability to deduct the compensation received by certain of its employees through awards received under the Amended and Restated EIP. The Amended and Restated EIP is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) and related IRS regulations to preserve the deductibility of the compensation under the Amended and Restated EIP. Subject to the terms and conditions of the Amended and Restated EIP, participants may receive an annual incentive bonus tied to certain performance goals.

At its meeting on February 21, 2008, the Company’s Board of Directors, upon the recommendation of the MD&CC, approved the Amended and Restated EIP which adds provisions that impose limitations on awards and specify a list of performance criteria, as described below, which will allow the MD&CC to choose from a wide range of measures in establishing performance targets for the Amended and Restated EIP.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. An exception to this rule applies to compensation that is paid pursuant to an incentive compensation plan approved by stockholders and that specifies, among other things, the maximum size of awards to eligible participants under such plan during a specified period and the performance criteria upon which awards will be based. The Amended and Restated EIP is intended to satisfy the requirements of Section 162(m) and the rules issued there under in order to qualify awards made under the Amended and Restated EIP as performance compensation under Section 162(m). In order to preserve the Company’s ability to deduct for federal income tax purposes the payments made under the Amended and Restated EIP to certain of its executives, Section 162(m) of the Internal Revenue Code and the regulations issued there under require that the Company’s stockholders approve the material terms of these performance criteria as approved and recommended by our Board of Directors.

Amended and Restated EIP

At its meeting on February 21, 2008, upon the recommendation of the MD&CC, our Board of Directors approved the Amended and Restated EIP which amended the EIP to impose limitations on awards and to add the performance criteria as described below. The following paragraphs provide a summary of the principal features of the EIP, the provisions added by the Amended and Restated EIP and their operation. The Amended and Restated EIP is set forth in its entirety in this proxy statement as Appendix A. The following summary is qualified in its entirety by reference to Appendix A.

Purpose and Eligibility

The purpose of the EIP is to motivate, incentivize and retain key senior managers and employees of the Company by establishing a correlation between the variable cash compensation awarded to the participants in the EIP and the Company’s financial performance. Participants in the EIP may include any executive or other Entegris employee designated by the MD&CC by name or position. For 2008 the MD&CC has determined that all executives, all non-sales U.S. employees and selected overseas executives participate in the EIP, a group consisting of approximately 1,500 employees.

Administration

The EIP is administered by the MD&CC. Members of the MD&CC must qualify as outside directors under Section 162(m) of the Code. Subject to the terms of the EIP, the MD&CC has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the maximum award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s maximum award to reflect actual performance versus the predetermined performance goals;

•	Interpret the provisions of the EIP.

Determination of Award Criteria under the EIP

During the first 90 days of each fiscal year, the MD&CC will select the performance criteria for EIP awards during the year. The MD&CC may choose to set target goals: (i) in absolute terms; (ii) in relative terms (including, but not limited to, the passage of time and/or against other companies’ performance, industry indices or other balance sheet driven or operating statement driven financial metrics); (iii) on a per share and/or per capita basis; (iv) against the performance of Entegris as a whole or against particular segments or products of Entegris with respect to employees and executives responsible for those segments or products; and/or (v) on a pre-tax or after-tax basis. The MD&CC also will determine whether any element(s) will be included in or excluded from the calculations and whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles. For example, the MD&CC may decide to ignore the effect of mergers or acquisitions in the calculations. A performance period shall generally be a fiscal year, but may also be any such other period of time which does not exceed three fiscal years as determined in the sole and absolute discretion of the MD&CC. As discussed below, the Amended and Restated EIP adds a list of permissible performance criteria from which the MD&CC may choose performance targets each year.

Payment of Awards Under the EIP

Subject to the terms and conditions of the EIP, awards will be paid during the first 90 days of the fiscal year subsequent to the fiscal year for which the award was earned, but in no event earlier than the completion of the audit for the fiscal year to which the award relates. Even if the performance goals have been met, a participant will receive no payment if: (i) the Company is not profitable on a GAAP net income basis; or (ii) the participant’s employment with the Company terminates prior to the date of payment for any reason other than death, disability or retirement.

Amendment and Termination

The Board of Directors may amend or terminate the EIP at any time as it deems appropriate, provided that an amendment will be submitted to the shareholders of Entegris for requisite approval to the extent necessary to comply with the requirements of Section 162(m) of the Code, and such amendment, and any awards made to employees covered by Section 162(m) pursuant to such amendment, will not be effective without the required shareholder approval.

Provisions Added by the Amended and Restated EIP

The Amended and Restated EIP effects the following changes to the EIP: (i) to impose a maximum award limit of $1 million per individual; (ii) to require that the MD&CC certify that performance criteria with respect to any performance award under the Amended and Restated EIP have been met before any payout of that award is made; (iii) to include the following list of performance criteria from which the MD&CC may select:

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Prior to the amendments effected by the Amended and Restated EIP, there were no performance criteria specified by the EIP and performance criteria were selected each year in the discretion of the MD&CC. However, the foregoing list includes all of the metrics used as the basis of EIP awards since the Merger.

Actual Awards under the EIP and the Amended and Restated EIP

The amounts paid to the Named Executive Officers under the EIP for the last two completed fiscal years are set forth in the Summary Compensation Table above in column (g) – Non Equity Incentive Plan Compensation. Awards under the Amended and Restated EIP are determined based on actual future performance of the Company. As a result, future actual awards cannot now be determined. However, if the Amended and Restated EIP had been in effect using the performance criteria and adjustments which the MD&CC has approved for the fiscal year 2008 during fiscal 2007, there would have been no awards paid out with respect to 2007.

Actual awards paid, if any, under the Amended and Restated EIP for fiscal year 2008 will be calculated based on actual performance pursuant to the goal established by the MD&CC. For fiscal 2008, the MD&CC selected actual net income determined in accordance with generally accepted accounting practices, subject to specific adjustments for unusual and non-recurring events and to adjustment to reflect changes in the actual market conditions under which the net income was achieved, as established by the MD&CC. Because our executive officers are eligible to receive awards under the Amended and Restated EIP our executive officers have an interest in this proposal. Awards under the Amended and Restated EIP for 2008 to the named executive officers are subject to stockholder approval of the Amended and Restated EIP.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED ENTEGRIS INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Abstentions will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the approval of this proposal and will not be counted as votes cast. If the proposal is not approved, we will not make payments under the Amended and Restated EIP to our named executive officers and the MD&CC will evaluate whether the compensation to the named executive officers without payment of an EIP award is competitive; in the event that the MD&CC determines that their compensation is not competitive, then it may consider alternative compensation arrangements.

PROPOSAL 4:

TO APPROVE AMENDMENTS TO THE ENTEGRIS 2001 EQUITY INCENTIVE PLAN AND THE ENTEGRIS 1999 LONG TERM INCENTIVE AND STOCK OPTION PLAN TO ADD PERFORMANCE CRITERIA AND LIMITATIONS FOR EQUITY AWARDS UNDER THOSE PLANS.

General

As described in the Compensation Discussion and Analysis above, long term incentive compensation equity awards under the Entegris, Inc. 2001 Equity Incentive Plan (the “2001 Plan”) and the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan (the “1999 Plan” and collectively with the 2001 Plan, the “Plans”) is also an important element of the Company’s compensation program for its executives and key employees. Awards under the Plans provide for equity incentive awards in the form of restricted stock, stock options and/or performance share awards for senior executives and other key employees of the Company.

The 2001 Plan was approved by the stockholder of Mykrolis Corporation in 2001 and the 1999 Plan was first approved by the stockholders of Entegris, Inc., a Minnesota corporation that was a predecessor to the Company, in 1999. The Entegris Minnesota stockholders also approved amendments to the 1999 Plan in 2004 and 2005. Shortly after the Merger the Company’s Board of Directors assumed both the 2001 Plan and the 1999 Plan and designated the MD&CC to administer the Plans.

At its meeting on February 21, 2008, the Company’s Board of Directors, upon the recommendation of the MD&CC, approved amendments to the 2001 Plan and to the 1999 Plan which impose limitations on awards and to add a list of performance criteria, as described below, which will allow the MD&CC to choose from a wide range of measures in establishing performance targets for performance shares awarded under the 2001 Plan and the 1999 Plan. These amendments were approved for purposes of compliance with Section 162(m) of the Internal Revenue Code (the “Code”).

The material terms of the Amended 2001 Plan and of the Amended 1999 Plan are described below and the 2001 Plan and the 1999 Plan, as amended, are attached to this proxy statement as Appendix B and Appendix C, respectively. The following summary is qualified in its entirety by reference to Appendix B and Appendix C.

Eligibility

All U.S. key employees and executives are eligible to receive awards under the 2001 Plan or the 1999 Plan. However, under NASDAQ rules employees of Entegris Minnesota at the time of the Merger are not eligible to receive awards under the 2001 Plan. With respect to 2008, the MD&CC has determined to make awards of performance shares and stock options to a group of 19 senior executives, including our named executive officers, and to make restricted stock awards to a group of approximately 250 key employees (not including the 19 senior executives).

Administration

The Plans are administered by the MD&CC. Members of the MD&CC must qualify as outside directors under Section 162(m) of the Code. Subject to the terms of each Plan, the MD&CC has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the maximum award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Approve awards under the Plans; and

•	Interpret the provisions of the Plans.

Determination of Award Criteria under the Plans

During the first 90 days of each fiscal year, the MD&CC will select the performance criteria for performance awards under the Plans during the year. The MD&CC may choose to set target goals: (i) in absolute terms; (ii) in relative terms (including, but not limited to, the passage of time and/or against other companies’ performance, industry indices or other balance sheet driven or operating statement driven financial metrics); (iii) on a per share and/or per capita basis; (iv) against the performance of Entegris as a whole or against particular segments or products of Entegris with respect to employees and executives responsible for those segments or products; (v) on a pre-tax or after-tax basis; and/or (vi) on a single or multiple year basis. The MD&CC also will determine whether any element(s) will be included in or excluded from the calculations and whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles. For example, the MD&CC may decide to ignore or modify the effect of mergers or acquisitions in the calculations. A performance period may be a fiscal year, but may also be any such other period of time as determined in the sole and absolute discretion of the MD&CC. As discussed below, the amendments to the Plans add a list of permissible performance criteria from which the MD&CC may choose performance targets each year.

Payment of Performance Share Awards

Subject to the terms and conditions of the Plans, performance share awards will be paid either as shares or shares of restricted stock during the first 90 days of the fiscal year subsequent to the fiscal year or other period for which the performance share award was earned, but in no event earlier than the completion of the audit for the last fiscal year of the period to which the performance share award relates. Even if the performance goals have been met, a participant will generally receive no payment if the participant’s employment with the Company terminates prior to the date of payment for any reason other than death, disability or retirement.

Amendment and Termination

The Board of Directors may amend or terminate the Plans at any time as it deems appropriate, provided, that an amendment will be submitted to the stockholders of Entegris for requisite approval to the extent necessary to comply with the requirements of Section 162(m) of the Code, and such amendment, and any awards made to employees covered by Section 162(m) pursuant to such amendment, will not be effective without the required stockholder approval.

Provisions Added by the Amendments to the Plans

The amendments to the 2001 Plan and the 1999 Plan effects the following changes: (i) to impose a maximum award limit of 1 million shares per individual (1999 Plan only, the 2001 Plan already had this limitation); (ii) to require that the MD&CC certify that performance criteria with respect to any performance share award under the Amended 2001 Plan and the Amended 1999 Plan have been met before any payout of that award is made; and (iii) to include the following list of performance criteria from which the MD&CC may select:

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Prior to the amendments proposed to stockholders by this item, there were no performance criteria specified by either Plan and performance criteria were selected each year in the discretion of the MD&CC. However, the foregoing list includes all of the performance criteria used as the basis of performance share awards since the Merger.

Prior Share Authorizations and Outstanding Rights Granted under the Plans

The following information is provided as of December 31, 2007, with respect equity securities are authorized for issuance and options and other rights outstanding under the Plans as well as under two other plans. The only equity securities currently authorized for issuance under the Plans are common stock for awards or options to acquire our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,007,073	$8.70	7,952,720	(2)
Equity compensation plans not approved by security holders	379,270	$8.68	934,721	(3)
Total	8,386,343	$8.70	8,887,441	(2)(3)

(1)	Includes shares of Entegris common stock available for award or to support option grants under the 2001 Equity Incentive Plan and the 2003 Employment Inducement and Acquisition Stock Option Plan as well as under the 1999 Long Term Incentive and Stock Option Plan and Outside Directors’ Option Plan, each of first two enumerated plans contains an “evergreen” provision that annually increases the number of shares available for award or to support option grants by 1% and 0.25%, respectively, of the number of shares of common stock outstanding on the date of the Annual Meeting of Stockholders.
(2)	This figure has been reduced for outstanding restricted shares of common stock and the maximum available number of performance shares as of December 31, 2007 in the amount of 2,834,660.
(3)	This figure has been reduced by 106,763 outstanding restricted shares of common stock as of December 31, 2007.

Actual Awards under the Plans as Proposed to be Amended

The equity incentive awards to the named executive officers under the Plans for the last completed fiscal year are set forth in the Grants of Plan Based Awards Table above in columns (f) through (j). Performance share awards under the Plans as proposed to be amended are determined based on actual future performance of the Company. As a result, future actual awards cannot now be determined. Performance share awards for fiscal year 2008 will be calculated based on actual performance pursuant to three year goals established by the MD&CC. For fiscal 2008 performance share awards, the MD&CC selected two criteria: three year cumulative average revenue growth for fiscal years 2008, 2009 and 2010 and three year average ROIC for fiscal years 2008, 2009 and 2010, in each case subject to specific adjustments for unusual and non-recurring events as established by the MD&CC. The following table shows the 2008 awards under the Plans to the persons and groups identified in the table. The table shows the number of Performance Shares that would be earned if the Company’s financial performance against the above specified metrics over fiscal years 2008 through 2010 qualified for awards at threshold, target and maximum levels.

Name and Position	Performance Share Units			Stock Options (1)	Restricted Stock
	Threshold	Target	Maximum
Gideon Argov	24,000	60,000	120,000	168,000	0
Chief Executive Officer
Jean-Marc Pandraud	12,000	30,000	60,000	84,000	0
Executive Vice President Chief Operating Officer
Bertrand Loy	10,000	25,000	50,000	70,000	0
Executive Vice President Chief Administrative Officer
Gregory B. Graves	10,000	25,000	50,000	70,000	0
Senior Vice President, Chief Financial Officer
Peter W. Walcott	6,000	15,000	30,000	42,000	0
Senior Vice President, General Counsel
Executive Group (19 persons including above named executive officers)	98,700	246,750	493,500	690,900	0
Non-Executive Director Group	0	0	0	0	49,000	(2)
Non-Executive Officer Employee Group ( 261 persons)	0	0	0	0	714,128	(3)

(1)	These options grant the right to purchase shares of Entegris Common Stock, $0.01 par value, at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant ($7.07). The options vest ratably over three years on each anniversary of the date of grant and expire on the seventh anniversary of the date of grant. As of March 20, 2008 the market value of Entegris Common Stock was $6.85 per share. The options listed in the table above are the only options granted by the Company, however, the Company’s predecessor corporations each granted options under the Plans prior to the Merger which were assumed by the Company. The options granted to the named executive officers under the Plans by the predecessor corporations are listed in the Outstanding Equity Awards at Fiscal Year End table above; the options granted to our directors under the Plans by the predecessor corporations are listed in footnote 1 to the table of Management Holdings of Entegris Common Stock above. All employees as a group held options granted by our predecessor corporations under the Plans to acquire an aggregate of 6,189,435 shares of the Company’s Common Stock.
(2)	It is expected that these shares will be awarded at the Annual Directors Meeting. In addition to the indicated shares to be awarded under the Plans, directors are expected to be granted an aggregate of 21,000 additional shares under a separate plan, the Entegris, Inc. Outside Directors Option Plan. Restrictions on these shares will lapse at the 2009 Annual Meeting of Stockholders.
(3)	Restrictions on these shares lapse 33% on first through the third anniversary of the date of award.

Federal Income Tax Consequences

The following is a summary of anticipated federal income tax consequences associated with stock-based awards under the Plans.

Restricted Stock Awards

In general, a participant who receives a restricted stock award under the Plans will realize ordinary income at the time the restricted stock becomes vested or the participant receives vested shares in settlement of the award in an amount equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction (subject to potentially applicable deduction limitations under Section 162(m) of the Code). The participant’s tax basis in the shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

Stock Options

The grant of a stock option is not a taxable event. In general, a participant who receives an option that does not qualify as an “incentive stock option” under Section 422 of the Code will realize ordinary income at the time the option is exercised equal to the difference between the then value of the shares acquired by the exercise of the option over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction. The participant’s tax basis for the shares will be equal to the value of the shares on the date ordinary income is realized and the participant’s tax holding period for shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

If a participant receives a stock option that qualifies as an “incentive stock option” under Section 422 of the Code, the participant will not realize income at the time the option is exercised (although the difference between the value of the shares and the exercise price will be taken into account as income for alternative minimum tax purposes), but will realize taxable income when the option shares are subsequently sold. If the participant sells the option shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. On the other hand, if the participant sells the option shares before the end of either of those periods, any gain realized on the sale will be taxable as ordinary income to the extent of the difference between the value of the shares on the date the option was exercised and the exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction equal to the ordinary income realized by the participant upon the sale of the option shares.

Performance Shares

The grant of an award of performance shares will not result in any immediate tax consequence to us or to the participant. Generally, the participant will realize ordinary income upon the date and to the extent that the performance shares are earned where the earned shares are free of restrictions equal to the value of the shares on that date and we will be entitled to a corresponding deduction. Where Performance Shares are earned but still subject to restrictions, then they will be treated as restricted stock as described above.

Because our directors and executive officers are eligible to receive awards under the Plans as proposed to be amended, our directors and executive officers have an interest in this proposal. Performance share awards to the named executive officers are subject to stockholder approval of the proposed amendments to the Plans.

In order to preserve the Company’s ability to deduct for federal income tax purposes the value of equity awards made under the 2001 Plan and the 1999 Plan to certain of its executives, Section 162(m) of the Code and the regulations issued there under require that the Company’s stockholders approve the amendments to the Plans as approved by the Board of Directors. Nothing in this proposal precludes the Company or the MD&CC from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENTS TO THE 2001 PLAN AND THE 1999 PLAN.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED

“FOR” THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. If the proposal is not approved, we will not make payments under the 2008 performance share awards to our named executive officers and the MD&CC will evaluate other equity compensation vehicles which may or may not be deductible, under Section 162(m) resulting in potential additional costs to the Company.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 1, 2008 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business to be brought before the meeting, (i) a brief description of the business, (ii) the reasons for conducting such business and (iii) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder and such beneficial owner and (B) the number of shares of common stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of stockholder proposals for submission to the Entegris 2009 Annual Meeting of Stockholders without inclusion in the Company’s 2009 proxy statement is February 13, 2009. Unless such notice is received by Entegris at its offices at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, by writing to Gregory B. Graves, Senior Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s headquarters. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Senior Vice President, General Counsel & Secretary

Chaska, Minnesota

April 4, 2008

APPENDIX A

ENTEGRIS, INC.

AMENDED AND RESTATED

ENTEGRIS INCENTIVE PLAN

Article 1. Purpose

The purpose of the Entegris Incentive Plan (“EIP”) is to motivate, incent and retain key senior managers and employees of Entegris, Inc. (the “Company”). It is designed to link the variable cash compensation of employees primarily to the financial performance of the Company but also, in the case of senior managers, to individual achievement.

Article 2. Administration

The EIP shall be administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have the authority to adopt, amend and rescind rules and regulations for the administration of the EIP and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the EIP. Without limiting the foregoing, the Committee in its sole discretion may increase, decrease or eliminate any award payment hereunder. All decisions, determinations and interpretations of the Committee shall be final and binding upon all parties concerned.

The Committee shall approve all awards under the EIP. In the case of the CEO, and senior executives reporting directly to the CEO, each award shall be approved individually. In all other cases, the Committee may approve awards individually or in the aggregate, at its discretion.

Article 3. Participants

Management shall, from time to time, propose to the Committee the employees to be eligible (the “Participants”) or no longer eligible for awards under the EIP. The Committee may approve (or disapprove) those employees individually or by guideline.

Current classes of Participants are listed in Appendix A.

Article 4. Awards

4.1. Management shall propose to the Committee one or more formulae by which to calculate the awards to be made to Participants. Typically these formulae will be designed to provide for awards which will be based in part on overall corporate financial performance, business unit, function or geographic performance (where applicable) and individual performance. The Committee, however, shall be free to fashion awards under this EIP which, in its opinion, best achieve its purpose. The Committee shall have authority, consistent with the EIP, to establish the periods during which awards may be earned, to determine the size and terms of the awards to be made to each Participant, to determine the time when awards will be made, and to prescribe the form of payment for awards.

4.2. This Section 4.2 applies to any performance award under the EIP (“Performance Award”) intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the case of any Performance Award to which this Section 4.2 applies, the EIP and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant or payment of the Performance Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 4.2 applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as such definition may be amended from time to time) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval. For purposes of this Section 4.2, the term “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Depending on overall industry conditions and the particular context of the Company’s business, a Performance Criterion and any targets with respect thereto determined by the Committee may, but need not, be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

4.3. No more than $1,000,000 may be paid to any individual in any fiscal year of the Company under the EIP.

4.4. The specific award metrics and award formulae for each year shall be attached as Appendix B to the EIP.

General Terms and Conditions

No Employment Contract. The EIP does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the company, and it shall not be deemed to interfere in any way with the company’s right to terminate, or otherwise modify, an employee’s employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the EIP for one year, to be a Participant in any other year. Neither the EIP nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to variable compensation awards; nor shall this EIP or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

Successors, etc. The provisions of the EIP and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

Amendments. The EIP may be amended or terminated at any time by the Board of Directors of the Corporation, and shall continue in effect until so terminated; provided however that no amendment or termination of the EIP shall adversely affect any right of any Participant with respect to any incentive payment previously made without such Participant’s written consent.

Effective Date. This Amended and Restated EIP shall be effective as of January 1, 2008.

Governing Law. This EIP and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the State of Delaware.

Appendix A

EIP Participants

1.	All employees of Entegris, Inc. and its wholly owned U.S. subsidiaries.

2.	Selected senior employees of wholly owned direct and indirect foreign subsidiaries of Entegris, Inc.

APPENDIX B

AMENDMENT NUMBER TWO

TO

ENTEGRIS, INC.

2001 EQUITY INCENTIVE PLAN

WHEREAS, the Company and its shareholder previously approved the Entegris, Inc. 2001 Equity Incentive Plan (the “Plan”); and

WHEREAS, in order to qualify stock options, stock appreciation rights and performance share awards under the Plan to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) the Company is desirous of amending the Plan to include new provisions designed to assure that such awards qualify as performance-based for the purposes of Section 162(m).

NOW THEREFORE, pursuant to Section 9 of the Plan the Company hereby amends the Plan as follows, effective as of the Effective Date Specified herein, to add the following provisions:

1. A new Section 12 is added as follows:

“12 SECTION 162(m)

This Section 12 applies to any performance award under the Plan (“Performance Award”) intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the case of any Performance Share Award to which this Section 12 applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Share Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant or payment of the Performance Share Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. For purposes of this Section 12, the term “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Performance Share Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

B-1

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Depending on overall industry conditions and the particular context of the Company’s business, a Performance Criterion and any targets with respect thereto determined by the Committee may, but need not, be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

With respect to Performance Awards to Participants who are “covered employees” for purposes of Section 162(m), notwithstanding any provision of the Plan to the contrary, discretionary adjustments to Performance Awards by the Administrator may only be made to reduce the pre-adjustment Performance Award to any such covered employee.”

2. Effective Date. Subject to the approval of the shareholders of the Company, this Amendment Number Two to the Plan shall take effect as of January 1, 2008. In the event that this Amendment is not approved by the shareholders of the Company then this amendment shall be null and void.

B-2

APPENDIX C

AMENDMENT NUMBER THREE

TO

ENTEGRIS, INC.

1999 LONG TERM INCENTIVE

AND STOCK OPTION PLAN

WHEREAS, the Company and its shareholders previously approved the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan (the “Plan”); and

WHEREAS, in order to qualify stock options, stock appreciation rights and performance share awards under the Plan to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) the Company is desirous of amending the Plan to include new provisions designed to assure that such awards qualify as performance-based for the purposes of Section 162(m).

NOW THEREFORE, the Plan is hereby amended to add the following provisions:

1. A new Subsection 2.3 is added as follows:

“2.3	The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year, the maximum number of shares of Stock subject to performance share awards granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 1,000,000 shares of Stock or their equivalent value in cash, subject to the limitations specified herein.”

2. A new Subsection 10.3 is added as follows:

“10.3

This Section 10.3 applies to any performance award under the Plan (“Performance Award”) intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the case of any Performance Share Award to which this Section 10.3 applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Committee will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant or payment of the Performance Share Award, as the case may be, the Committee will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. For purposes of this Section 10.3, the term “Performance Criteria” means

C-1

specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Performance Share Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow or a simplified cash flow metric;

Gross margin;

Earnings before interest and taxes,

EBITDA;

Stock price;

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets;

Return on invested capital;

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups, indices or classifications with regard to one or more of the foregoing criteria.

Depending on overall industry conditions and the particular context of the Company’s business, a Performance Criterion and any targets with respect thereto determined by the Committee may, but need not, be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

With respect to Performance Awards to Participants who are “covered employees” for purposes of Section 162(m), notwithstanding any provision of the Plan to the contrary, discretionary adjustments to Performance Awards by the Administrator may only be made to reduce the pre-adjustment Performance Award to any such covered employee.”

3. Effective Date. Subject to the approval of the shareholders of the Company, this Amendment Number Two to the Plan shall take effect as of January 1, 2008. In the event that this Amendment is not approved by the shareholders of the Company then this amendment shall be null and void.

C-2

©2007 Entegris, Inc.     Printed in USA    9000-2071RRD-1204

C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Entegris, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Entegris, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ENTEG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTEGRIS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of Entegris, Inc. Recommends a Vote “FOR” the Following Nominees and “FOR” Proposals 2, 3 and 4.
1. Election of Directors	O	O	O
To elect as directors of Entegris, Inc. to serve until the 2009
Annual Meeting of Stockholders the nominees listed below:

Nominees:
01) Gideon Argov	05) Gary F. Klingl
02) Michael A. Bradley	06) Roger D. McDaniel
03) Michael P.C. Carns	07) Paul L.H. Olson
04) Daniel W. Christman	08) Brian F. Sullivan
		For	Against	Abstain

2. Ratify Appointment of KPMG LLP as Entegris’ Independent Registered Public Accounting Firm.		O	O	O

3. Approve Amended and Restated Entegris Incentive Plan to add performance criteria and limitations on awards.		O	O	O

4. Approve Amendments to the 2001 Equity Incentive Plan and the 1999 Long Term Incentive and Stock Option Plan to add performance criteria and limitations on awards.		O	O	O

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR ALL of the nominees and FOR Proposals 2, 3, and 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10K Wrap are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

ENTEGRIS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENTEGRIS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 7, 2008

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Gideon Argov, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at 3500 Lyman Blvd., Chaska MN, on May 7, 2008 at 10:00 a.m. local time and at any adjournments of said meeting (except as expressly limited on the reverse side) which you would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

SEE REVERSE SIDE OF THIS CARD FOR VOTING INSTRUCTIONS

CONTINUED AND TO BE SIGNED ON REVERSE SIDE